UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2012

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 1, 2012, Wells Fargo & Company (the “Company”) submitted redemption notices to the property trustee for each trust listed below, which will result in the redemption of the securities identified below on the date specified for each security. The redemption price for each security will be equal to 100% of the principal amount of the securities plus accumulated and unpaid distributions in the amount specified below. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, the Capital Securities will no longer qualify as Tier 1 capital for the Company. This redemption is consistent with the capital plan the Company submitted to the Federal Reserve Board and the actions the Company previously announced on March 13, 2012, and will be funded with excess cash currently available to the Company.

Trust	Security	Principal Amount	Accumulated Distributions per Security	CUSIP	NYSE Trading Symbol	Redemption Date	Trustee/Paying Agent
Wachovia Capital Trust IX	6.375% Trust Preferred Securities	$800,000,000 ($25 per Security)	$.402865	92978X201	WBPRC	June 15, 2012	U.S. Bank National Association

Wells Fargo Capital XI	6.25% Enhanced Trust Preferred Securities	$1,000,000,000 ($25 per Security)	$.390625	94979S207	FWF	June 15, 2012	The Bank of New York Mellon Trust Company, N.A. (Trustee) Wells Fargo Bank, N.A. Corporate Trust Services (Paying Agent)

The addresses of the Paying Agents are as follows:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107	Wells Fargo Bank, N.A. Corporate Trust Services 625 Marquette Ave. 11th Floor, MAC N9311-110 Minneapolis, MN 55479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO & COMPANY

DATED: May 1, 2012	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

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